Exhibit 5

METTE, EVANS & WOODSIDE
A Professional Corporation
Attorneys at Law
1105 Berkshire Boulevard
Suite 320
Wyomissing, PA  19610
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Telephone 610-374-1135
Fax 610-371-9510

December 1, 2008

Board of Directors
Pennsylvania Commerce Bancorp, Inc.
3801 Paxton Street
Harrisburg, PA 17111

Re:	Pennsylvania Commerce Bancorp, Inc.
Registration Statement on Form S-8: 2001 Directors Stock Option Plan

Ladies and Gentlemen:

This opinion is rendered in connection with the Registration Statement filed on Form S-8 with the Securities and Exchange Commission under the Securities Act of 1933 (“Registration Statement”), under which 100,000 shares of common stock of Pennsylvania Commerce Bancorp, Inc. ( the "Company"), par value $1.00 per share ("Shares"), are to be registered pursuant to the Pennsylvania Commerce Bancorp, Inc. 2001 Directors Stock Option Plan (“Plan”).

We have reviewed the corporate proceedings relating to the proposed stock offering and such other legal matters as we have deemed appropriate for the purpose of this opinion. We have not undertaken, nor do we intend to undertake, any independent investigation beyond such documents and records, or to verify the adequacy or accuracy of such documents and records.

Our examination of matters of law in connection with the opinions expressed herein has been limited to, and accordingly our opinions herein are limited to, the Pennsylvania Business Corporation Law. We assume no obligation to supplement this letter if any applicable laws change after the date hereof or if we become aware of any facts that may change the opinion expressed herein after the date hereof.

Based upon and subject to the foregoing, we are of the opinion that the Shares are duly and validly authorized and when issued and sold as contemplated by the Plan and the Registration

Pennsylvania Commerce Bancorp, Inc.
December 1, 2008

Statement, will be legally and validly issued, fully paid and non-assessable shares of capital stock of the Company.

We hereby consent to the use of the name of our firm under Item 5 in Part II of the Registration Statement, and to the filing of this opinion as an exhibit to the Registration Statement which the Company is filing in connection with the registration of 100,000 common shares of the Company issuable under the Plan.

Very truly yours,
METTE, EVANS & WOODSIDE